The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2017

Citigroup Global Markets Holdings Inc.	February-----, 2017 Medium-Term Senior Notes, Series N Pricing Supplement No. 2017-USNCH0374 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-214120 and 333-214120-03

Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer a monthly coupon payment at a per annum rate that is generally higher than the rate we would pay on conventional debt securities of the same maturity. In exchange for this higher coupon, you must be willing to accept the risks that (i) the securities may be automatically redeemed prior to maturity in the circumstances described below and (ii) if the securities are not automatically redeemed prior to maturity and a downside event (as described below) occurs, what you receive at maturity will be worth significantly less than the stated principal amount of your securities, and possibly worth nothing. Each of these risks will depend on the performance of the worst performing of the shares of common stock of FedEx Corporation, the shares of common stock of Amazon.com, Inc., the shares of class A common stock of Swift Transportation Company and the shares of common stock of Expedia, Inc. (each, the “underlying shares”), as described below. You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in any of the underlying shares regardless of the performance of any other underlying shares. Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of the underlying shares or receive any dividends paid on the underlying shares.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*	Downside threshold price**	Equity ratio***
	Shares of Common Stock of FedEx Corporation	$	$
	Shares of Common Stock of Amazon.com, Inc.	$	$
	Shares of Class A Common Stock of Swift Transportation Company	$	$
	Shares of Common Stock of Expedia, Inc.	$	$

* For each of the underlying shares, their closing price on the pricing date

** For each of the underlying shares, 70% of their initial share price

*** For each of the underlying shares, the stated principal amount of $1,000 divided by their initial share price

Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date:	February , 2017 (expected to be February 10, 2017)
Issue date:	February , 2017 (three business days after the pricing date)
Valuation date:	February , 2018 (expected to be February 12, 2018), subject to postponement if such date is not a scheduled trading day for any of the underlying shares or if certain market disruption events occur with respect to any of the underlying shares
Maturity date:	Unless earlier redeemed, February , 2018 (expected to be February 15, 2018)
Coupon payments:	At least 1.0417% of the stated principal amount (approximately 12.50% per annum) (to be determined on the pricing date) paid on each monthly coupon payment date, subject to automatic early redemption
Coupon payment dates:	The fifth business day following each observation date, and the final coupon payment date will be the maturity date (or the earlier date on which the securities are automatically redeemed, if applicable)
Observation dates:	The day of each month (expected to be the 10th day of each month), beginning in March 2017 and ending in January 2018, each subject to postponement on the same basis as if it were the valuation date
Payment at maturity:

If the securities have not been earlier redeemed, for each $1,000 stated principal amount security you hold at maturity, you will be entitled to receive the final coupon payment plus:

▪      If a downside event occurs: a fixed number of the worst performing underlying shares on the valuation date equal to the applicable equity ratio (or, if we exercise our cash election right, the cash value of those shares based on their final share price)

▪      If a downside event does not occur: $1,000

If the securities have not been automatically redeemed prior to maturity and a downside event occurs, you will receive a number of the worst performing underlying shares (or, in our sole discretion, cash) worth less than 70% of the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Downside event:	A downside event will occur if the final share price of the worst performing underlying shares on the valuation date is less than their downside threshold price.
Final share price:	For each of the underlying shares, their closing price on the valuation date
Worst performing underlying shares:	For the valuation date or any observation date, the underlying shares with the lowest share return percentage on that date
Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$28.75	$971.25
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $900.00 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. ES-01-05 dated October 14, 2016              Prospectus Supplement and Prospectus each dated October 14, 2016

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

KEY TERMS (continued)
Automatic early redemption:	If, on any potential redemption date, the closing price of the worst performing underlying shares on that date is greater than or equal to their initial share price, each security you then hold will be automatically redeemed on the related coupon payment date for an amount in cash equal to $1,000 plus the related coupon payment. If the securities are automatically redeemed prior to maturity, you will not receive any further coupon payments following the redemption.
Potential redemption dates:	Each observation date beginning in May 2017 and ending in January 2018
Share return percentage:	For each of the underlying shares on the valuation date or any observation date, (i) their closing price on that date minus their initial share price divided by (ii) their initial share price
CUSIP / ISIN:	17324XBD1 / US17324XBD12

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity or, in the case of a delisting of the underlying shares, could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount. These events, including market disruption events and other events affecting the underlying shares, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of the Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting of Underlying Shares (Other than Shares of an ETF),” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of an observation date. If a scheduled observation date is not a scheduled trading day for any of the underlying shares or if a market disruption event occurs with respect to any of the underlying shares on a scheduled observation date, that observation date will be subject to postponement as if it were the valuation date as described in the accompanying product supplement in the section “Description of the Securities—Consequences of a Market Disruption Event; Postponement of the Valuation Date.” If a scheduled observation date is postponed, the closing price of each of the underlying shares in respect of that observation date will be determined based on (i) for any underlying shares for which the originally scheduled observation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled observation date, the closing price of such underlying shares on the originally scheduled observation date and (ii) for any other underlying shares, the closing price of such underlying shares on the observation date as postponed (or, if earlier, the first scheduled trading day for such underlying shares following the originally scheduled observation date on which a market disruption event did not occur with respect to such underlying shares).

Dilution and reorganization adjustments. With respect to each of the underlying shares, the initial share price, the downside threshold price and the equity ratio are subject to adjustment upon the occurrence of certain events as described in the section “Description of the Securities—Dilution and Reorganization Adjustments” in the accompanying product supplement.

Coupon payments. The provisions of the accompanying product supplement describing the computation of each coupon payment do not apply and are superseded by this pricing supplement.

References to least performing underlying shares. The term “least performing underlying shares” as used in the accompanying product supplement has the same meaning as “worst performing underlying shares” in this pricing supplement.

February 2017	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

Hypothetical Examples of the Payment at Maturity on the Securities

The examples below illustrate how to determine what you will receive at maturity of the securities, assuming the securities have not been previously redeemed. You should understand that the term of the securities, and your opportunity to receive the coupon payments on the securities, may be limited to as short as approximately three months by the automatic early redemption feature of the securities, which is not reflected in the examples below. The outcomes illustrated below are not exhaustive, and your actual payment at maturity on the securities (if the securities are not earlier automatically redeemed) may differ from any example illustrated below. For ease of analysis, figures below have been rounded.

The examples below are based on the following hypothetical values and assumptions in order to illustrate how the securities work and do not reflect the actual initial share price, downside threshold price or equity ratio of any of the underlying shares or the coupon payment rate of the securities, each of which will be determined on the pricing date:

Underlying shares	Hypothetical initial share price*	Hypothetical downside threshold price**	Hypothetical equity ratio***
Shares of common stock of FedEx Corporation	$188.00	$131.60	5.31915
Shares of common stock of Amazon.com, Inc.	$810.00	$567.00	1.23457
Shares of class A common stock of Swift Transportation Company	$23.00	$16.10	43.47826
Shares of common stock of Expedia, Inc.	$122.00	$85.40	8.19672
Coupon payment rate:	12.50% of the stated principal amount per annum, paid monthly, subject to automatic early redemption

* For each of the underlying shares, their actual initial share price will be their closing price on the pricing date.

** For each of the underlying shares, their actual downside threshold price will be equal to 70% of their initial share price.

*** For each of the underlying shares, their actual equity ratio will be equal to the stated principal amount of $1,000 divided by their initial share price.

The following examples illustrate the hypothetical payment at maturity on the securities determined based on the following hypothetical final share prices of each of the underlying shares, assuming the securities have not been earlier automatically redeemed.

	Hypothetical final share price of the shares of common stock of FedEx Corporation	Hypothetical final share price of the shares of common stock of Amazon.com, Inc.	Hypothetical final share price of the shares of class A common stock of Swift Transportation Company	Hypothetical final share price of the shares of common stock of Expedia, Inc.	Hypothetical value received[1] at maturity per security (excluding final coupon payment)
Example 1	$206.80 (Share return percentage = 10%)	$1,053.00 (Share return percentage = 30%)	$28.75 (Share return percentage = 25%)	$183.00 (Share return percentage = 50%)	$1,000.00
Example 2	$225.60 (Share return percentage = 20%)	$243.00 (Share return percentage = -70%)	$34.50 (Share return percentage = 50%)	$170.80 (Share return percentage = 40%)	$300.00
Example 3	$141.00 (Share return percentage = -25%)	$1,296.00 (Share return percentage = 60%)	$25.30 (Share return percentage = 10%)	$0.00 (Share return percentage = -100%)	$0.00

1 Assumes that the closing price of the worst performing underlying shares on the valuation date is the same as their closing price on the maturity date.

Example 1: In this example, the shares of common stock of FedEx Corporation have the lowest share return percentage (based on their final share price) and are therefore the worst performing underlying shares on the valuation date. In this scenario, the final share price of the worst performing underlying shares on the valuation date is greater than their downside threshold price and, as a result, a downside event does not occur. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the final coupon payment. You would not participate in the appreciation of any of the underlying shares, even though each of the underlying shares have appreciated from their initial share price in this example.

Example 2: In this example, the shares of common stock of Amazon.com, Inc. have the lowest share return percentage (based on their final share price) and are therefore the worst performing underlying shares on the valuation date. In this scenario, the final share price of the worst performing underlying shares on the valuation date is less than their downside threshold price and, as a result, a downside event occurs. Accordingly, at maturity, you would receive a fixed number of the worst performing underlying shares on the valuation date equal to the applicable equity ratio (or, at our option, the cash value thereof) per security, plus the final coupon payment.

February 2017	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

In this example, the value of a number of the worst performing underlying shares on the valuation date equal to the applicable equity ratio, based on their final share price, would be $300.00. Therefore, in this scenario, the value of the worst performing underlying shares (or, in our discretion, cash) you receive at maturity would be significantly less than the stated principal amount of your securities. You would incur a loss based on the performance of the worst performing underlying shares, even though the final share prices of the other underlying shares are greater than their downside threshold prices.

If the final share price of the worst performing underlying shares on the valuation date is less than their downside threshold price, we will have the option to deliver to you on the maturity date either a number of the worst performing underlying shares on the valuation date equal to the applicable equity ratio or the cash value of those shares based on their final share price. The value of these shares on the maturity date may be different than their final share price.

Example 3: In this example, the shares of common stock of Expedia, Inc. have the lowest share return percentage (based on their final share price) and are therefore the worst performing underlying shares on the valuation date. In this scenario, the final share price of the worst performing underlying shares on the valuation date is less than their downside threshold price and, as a result, a downside event occurs. Accordingly, at maturity, you would receive a fixed number of the worst performing underlying shares on the valuation date equal to the applicable equity ratio (or, at our option, the cash value thereof) per security, plus the final coupon payment. In this example, because the worst performing underlying shares on the valuation date are worthless, you would lose your entire investment in the securities.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page ES-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the performance of the worst performing underlying shares on the valuation date. If the closing price of the worst performing underlying shares on the valuation date is less than their downside threshold price, a downside event will occur and you will not receive the stated principal amount of your securities at maturity and, instead, will receive a number of the worst performing underlying shares (or, in our sole discretion, cash based on the value thereof) that will be worth less than 70.00% of the stated principal amount and may be worth nothing. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	Your opportunity to receive coupon payments may be limited by the automatic early redemption feature. Beginning approximately three months after issuance, the securities will be automatically redeemed following a monthly observation date if the closing price of the worst performing underlying shares on that date is greater than or equal to their initial share price. If the securities are automatically redeemed prior to maturity, you will not receive any additional coupon payments following the redemption and may not be able to reinvest your funds in another investment that offers comparable terms or returns. The term of the securities, and your opportunity to receive the coupon payments on the securities, may be limited to as short as three months.

▪	Higher coupon payment rates are associated with greater risk. The securities offer coupon payments at a per annum rate that is higher than the rate we would pay on conventional debt securities of the same maturity. In exchange for this higher coupon payment rate, investors in the securities will be subject to significantly greater risk than investors in our conventional debt securities, including the risk that you may lose a significant portion, and up to all, of your investment at maturity. The volatility of and the correlation among the underlying shares are important factors affecting these risks. In general, the higher the expected volatility of the underlying shares, and the lower the expected correlation among the underlying shares, the greater the coupon payment rate on the securities. However, higher expected volatility and lower expected correlation would also represent a greater expected likelihood as of the pricing date that the closing price of any one of the underlying shares will be less than their downside threshold price on the valuation date, resulting in a downside event and a significant loss at maturity.

February 2017	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

▪	The securities are subject to the risks of all of the underlying shares and will be negatively affected if any of the underlying shares perform poorly, even if the other underlying shares perform well. You are subject to risks associated with all of the underlying shares. If any of the underlying shares perform poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of some could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying shares are the worst performing underlying shares.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar investment in all of the underlying shares or a similar alternative investment linked to a basket composed of the underlying shares, since in either such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship among the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that any one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of the underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying shares will be over the term of the securities.

▪	The securities offer downside exposure to the underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the price of any of the underlying shares over the term of the securities. Consequently, your return on the securities will be limited to the coupon payments and may be significantly less than the return on any of the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or any other rights with respect to any of the underlying shares.

▪	The performance of the securities will depend on the closing price of the worst performing underlying shares solely on the observation dates and the valuation date, which makes the securities particularly sensitive to volatility of the worst performing underlying shares. If the securities are not automatically redeemed prior to maturity, the amount you receive at maturity will depend solely on the closing price of the worst performing underlying shares on the valuation date. Whether your securities will be automatically redeemed prior to maturity depends solely on the closing price of the worst performing underlying shares on each observation date. As a result, the performance of the securities will be sensitive to the volatility of the worst performing underlying shares. You should understand that each of the underlying shares have historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying shares, the dividend yields on the underlying shares and interest rates. CGMI’s views on these inputs may differ from

February 2017	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including the correlation among the underlying shares, dividend yields on the underlying shares, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Our offering of the securities is not a recommendation of any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to any of the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or in instruments related to the underlying shares and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other of our affiliates’ activities may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the underlying shares and other financial instruments related to the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with any underlying share issuer, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, we

February 2017	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪	You will have no rights and will not receive dividends with respect to any of the underlying shares unless and until you receive underlying shares at maturity. As of February 3, 2017, Amazon.com, Inc. and Swift Transportation Company do not pay regular dividends. However, that may change, and if Amazon.com, Inc. or Swift Transportation Company start to pay dividends during the term of the securities, you should understand that you will not receive such dividend payments under the securities. If any change to any of the underlying shares is proposed, such as an amendment to any underlying share issuer’s certificate of incorporation, you will not have the right to vote on such change, but you will be subject to such change in the event you receive the applicable underlying shares at maturity. Any such change may adversely affect the market price of the applicable underlying shares.

▪	Even if any underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlying shares unless the amount of the dividend per share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the applicable underlying shares by the amount of the dividend per share. If the applicable underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the price of any of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the underlying shares. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪	If any of the underlying shares are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Delisting of Underlying Shares (Other than Shares of an ETF)” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The securities may become linked to shares of an issuer other than any original underlying share issuer upon the occurrence of a reorganization event or upon the delisting of any of the underlying shares. For example, if any underlying share issuer enters into a merger agreement that provides for holders of the applicable underlying shares to receive stock of another entity, the stock of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the applicable underlying shares are delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares. See “Description of the Securities—Dilution and Reorganization Adjustments” and “—Delisting of Underlying Shares (Other than Shares of an ETF)” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to any of the underlying share issuers that may require a dilution adjustment or the delisting of any underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect what you receive at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. As described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the

February 2017	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

As described in “United States Federal Tax Considerations” below, in connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend to treat a portion of each coupon payment as attributable to interest and the remainder to option premium. However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security to a non-U.S. investor as subject to withholding tax at a rate of 30%.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations providing a general exemption for financial instruments issued in 2017 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m).

If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Information About FedEx Corporation

FedEx Corporation provides a broad portfolio of transportation, e-commerce and business services under the FedEx brand. The common stock of FedEx Corporation is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by FedEx Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-15829 through the SEC’s website at http://www.sec.gov. In addition, information regarding FedEx Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The common stock of FedEx Corporation trades on the New York Stock Exchange under the ticker symbol “FDX.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of FedEx Corporation or other securities of FedEx Corporation. We have derived all disclosures contained in this pricing supplement regarding FedEx Corporation from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to FedEx Corporation.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. FedEx Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the common stock of FedEx Corporation.

Historical Information

The graph below shows the closing prices of the common stock of FedEx Corporation for each day such price was available from January 2, 2008 to February 3, 2017. The table that follows shows the high and low closing prices of, and dividends paid on, the common stock of FedEx Corporation for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of FedEx Corporation shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the common stock of FedEx Corporation as an indication of future performance.

February 2017	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

Common Stock of FedEx Corporation – Historical Closing Prices January 2, 2008 to February 3, 2017

* The red line indicates the hypothetical downside threshold price with respect to FedEx Corporation of $131.747, assuming the closing price on February 3, 2017 were the applicable initial share price.

Common Stock of FedEx Corporation	High	Low	Dividends
2008
First Quarter	$93.48	$82.55	$0.10000
Second Quarter	$98.65	$77.25	$0.10000
Third Quarter	$92.00	$73.01	$0.11000
Fourth Quarter	$80.74	$54.94	$0.11000
2009
First Quarter	$64.44	$34.28	$0.11000
Second Quarter	$61.71	$44.96	$0.11000
Third Quarter	$79.53	$53.36	$0.11000
Fourth Quarter	$91.36	$72.69	$0.11000
2010
First Quarter	$93.40	$76.69	$0.11000
Second Quarter	$95.62	$70.11	$0.11000
Third Quarter	$87.29	$70.70	$0.12000
Fourth Quarter	$95.21	$85.43	$0.24000
2011
First Quarter	$98.32	$85.28	$0.00000
Second Quarter	$95.74	$85.38	$0.12000
Third Quarter	$98.50	$66.58	$0.13000
Fourth Quarter	$84.92	$65.15	$0.13000
2012
First Quarter	$96.98	$84.09	$0.13000
Second Quarter	$92.19	$84.34	$0.13000
Third Quarter	$92.79	$84.39	$0.14000
Fourth Quarter	$93.49	$84.50	$0.28000
2013
First Quarter	$109.07	$94.25	$0.00000
Second Quarter	$102.17	$91.87	$0.14000
Third Quarter	$116.83	$97.77	$0.15000
Fourth Quarter	$143.77	$112.08	$0.15000

February 2017	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

2014
First Quarter	$142.70	$129.44	$0.15000
Second Quarter	$151.50	$131.23	$0.15000
Third Quarter	$162.18	$145.47	$0.20000
Fourth Quarter	$182.03	$151.26	$0.20000
2015
First Quarter	$181.40	$164.59	$0.20000
Second Quarter	$184.98	$166.22	$0.20000
Third Quarter	$171.89	$140.74	$0.25000
Fourth Quarter	$164.14	$143.69	$0.25000
2016
First Quarter	$164.54	$123.18	$0.25000
Second Quarter	$168.27	$146.13	$0.25000
Third Quarter	$177.30	$151.45	$0.40000
Fourth Quarter	$201.02	$169.70	$0.40000
2017
First Quarter (through February 3, 2017)	$195.92	$184.61	$0.40000

The closing price of the common stock of FedEx Corporation on February 3, 2017 was $188.21.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of FedEx Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of FedEx Corporation.

Information About Amazon.com, Inc.

Amazon.com, Inc. operates retail websites and offers programs that enable third parties to sell products on their websites. The common stock of Amazon.com, Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-22513 through the SEC’s website at http://www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The common stock of Amazon.com, Inc. trades on the NASDAQ Global Select Market under the ticker symbol “AMZN.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of Amazon.com, Inc. or other securities of Amazon.com, Inc. We have derived all disclosures contained in this pricing supplement regarding Amazon.com, Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Amazon.com, Inc.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Amazon.com, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the common stock of Amazon.com, Inc.

Historical Information

The graph below shows the closing prices of the common stock of Amazon.com, Inc. for each day such price was available from January 2, 2008 to February 3, 2017. The table that follows shows the high and low closing prices of, and dividends paid on, the common stock of Amazon.com, Inc. for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of Amazon.com, Inc. shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the common stock of Amazon.com, Inc. as an indication of future performance.

February 2017	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

Shares of Common Stock of Amazon.com, Inc. – Historical Closing Prices January 2, 2008 to February 3, 2017

* The red line indicates the hypothetical downside threshold price with respect to Amazon.com, Inc. of $567.14, assuming the closing price on February 3, 2017 were the applicable initial share price.

Shares of Common Stock of Amazon.com, Inc.	High	Low	Dividends
2008
First Quarter	$96.25	$62.43	$0.00000
Second Quarter	$84.51	$71.99	$0.00000
Third Quarter	$88.09	$63.35	$0.00000
Fourth Quarter	$69.58	$35.03	$0.00000
2009
First Quarter	$75.58	$48.44	$0.00000
Second Quarter	$87.56	$73.50	$0.00000
Third Quarter	$93.85	$75.63	$0.00000
Fourth Quarter	$142.25	$88.67	$0.00000
2010
First Quarter	$136.55	$116.00	$0.00000
Second Quarter	$150.09	$108.61	$0.00000
Third Quarter	$160.73	$109.14	$0.00000
Fourth Quarter	$184.76	$153.03	$0.00000
2011
First Quarter	$191.25	$160.97	$0.00000
Second Quarter	$206.07	$178.34	$0.00000
Third Quarter	$241.69	$177.79	$0.00000
Fourth Quarter	$246.71	$173.10	$0.00000
2012
First Quarter	$205.44	$175.93	$0.00000
Second Quarter	$231.90	$185.50	$0.00000
Third Quarter	$261.68	$215.36	$0.00000
Fourth Quarter	$261.50	$220.64	$0.00000
2013
First Quarter	$283.99	$253.39	$0.00000
Second Quarter	$281.76	$248.23	$0.00000
Third Quarter	$318.12	$280.93	$0.00000
Fourth Quarter	$404.39	$298.23	$0.00000

February 2017	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

2014
First Quarter	$407.05	$336.52	$0.00000
Second Quarter	$342.99	$288.32	$0.00000
Third Quarter	$360.84	$307.06	$0.00000
Fourth Quarter	$338.64	$287.06	$0.00000
2015
First Quarter	$387.83	$286.95	$0.00000
Second Quarter	$445.99	$370.26	$0.00000
Third Quarter	$548.39	$429.70	$0.00000
Fourth Quarter	$693.97	$520.72	$0.00000
2015
First Quarter	$387.83	$286.95	$0.00000
Second Quarter	$445.99	$370.26	$0.00000
Third Quarter	$548.39	$429.70	$0.00000
Fourth Quarter	$693.97	$520.72	$0.00000
2016
First Quarter	$636.99	$482.07	$0.00000
Second Quarter	$728.24	$586.14	$0.00000
Third Quarter	$837.31	$725.68	$0.00000
Fourth Quarter	$844.36	$719.07	$0.00000
2017
First Quarter (through February 3, 2017)	$839.95	$753.67	$0.00000

The closing price of the shares of common stock of Amazon.com, Inc. on February 3, 2017 was $810.20.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Amazon.com, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Amazon.com, Inc.

Information About Swift Transportation Company

Swift Transportation Company is a transportation services company, operating a fleet of truckload equipment in North America. The class A common stock of Swift Transportation Company is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Swift Transportation Company pursuant to the Exchange Act can be located by reference to the SEC file number 001-35007 through the SEC’s website at http://www.sec.gov. In addition, information regarding Swift Transportation Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The class A common stock of Swift Transportation Company trades on the New York Stock Exchange under the ticker symbol “SWFT.”

This pricing supplement relates only to the securities offered hereby and does not relate to the class A common stock of Swift Transportation Company or other securities of Swift Transportation Company. We have derived all disclosures contained in this pricing supplement regarding Swift Transportation Company from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Swift Transportation Company.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Swift Transportation Company is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the class A common stock of Swift Transportation Company.

Historical Information

The graph below shows the closing prices of the shares of class A common stock of Swift Transportation Company for each day such price was available from December 16, 2010 to February 3, 2017. The table that follows shows the high and low closing prices of, and dividends paid on, the class A common stock of Swift Transportation Company for each quarter in that same period. The shares of class A common stock of Swift Transportation Company began trading on December 16, 2010 and therefore have a limited historical performance. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of class A common stock of Swift Transportation Company shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the common stock of Swift Transportation Company as an indication of future performance.

February 2017	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

Shares of Class A Common Stock of Swift Transportation Company – Historical Closing Prices December 16, 2010 to February 3, 2017

* The red line indicates the hypothetical downside threshold price with respect to Swift Transportation Company of $16.149, assuming the closing price on February 3, 2017 were the applicable initial share price.

Shares of Class A Common Stock of Swift Transportation Company	High	Low	Dividends
2010
Fourth Quarter (beginning December 16, 2010)	$12.61	$11.05	$0.00000
2011
First Quarter	$15.12	$12.47	$0.00000
Second Quarter	$15.08	$11.61	$0.00000
Third Quarter	$14.22	$6.36	$0.00000
Fourth Quarter	$9.50	$5.68	$0.00000
2012
First Quarter	$12.48	$8.51	$0.00000
Second Quarter	$11.99	$8.85	$0.00000
Third Quarter	$9.71	$7.76	$0.00000
Fourth Quarter	$9.91	$8.24	$0.00000
2013
First Quarter	$15.03	$9.32	$0.00000
Second Quarter	$17.50	$13.14	$0.00000
Third Quarter	$20.40	$15.83	$0.00000
Fourth Quarter	$23.56	$19.39	$0.00000
2014
First Quarter	$26.44	$19.92	$0.00000
Second Quarter	$26.25	$22.06	$0.00000
Third Quarter	$25.81	$19.15	$0.00000
Fourth Quarter	$29.11	$20.08	$0.00000
2015
First Quarter	$28.83	$24.58	$0.00000
Second Quarter	$26.53	$22.47	$0.00000
Third Quarter	$24.19	$15.02	$0.00000
Fourth Quarter	$17.52	$12.76	$0.00000

February 2017	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

2016
First Quarter	$18.63	$12.35	$0.00000
Second Quarter	$18.83	$14.45	$0.00000
Third Quarter	$21.47	$15.55	$0.00000
Fourth Quarter	$26.57	$19.73	$0.00000
2017
First Quarter (through February 3, 2017)	$24.83	$22.58	$0.00000

The closing price of the shares of class A common stock of Swift Transportation Company on February 3, 2017 was $23.07.

We make no representation as to the amount of dividends, if any, that may be paid on the class A common stock of Swift Transportation Company in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Swift Transportation Company.

Information About Expedia, Inc.

Expedia, Inc. is an online travel company. The common stock of Expedia, Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Expedia, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37429 through the SEC’s website at http://www.sec.gov. In addition, information regarding Expedia, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The common stock of Expedia, Inc. trades on the NASDAQ Global Select Market under the ticker symbol “EXPE.”

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of common stock of Expedia, Inc. or other securities of Expedia, Inc. We have derived all disclosures contained in this pricing supplement regarding Expedia, Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Expedia, Inc.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Expedia, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of common stock of Expedia, Inc.

Historical Information

The graph below shows the closing prices of the shares of common stock of Expedia, Inc. for each day such price was available from January 2, 2008 to February 3, 2017. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of common stock of Expedia, Inc. for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of Expedia, Inc. shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the shares of common stock of Expedia, Inc. as an indication of future performance.

February 2017	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

Common Stock of Expedia, Inc. – Historical Closing Prices January 2, 2008 to February 3, 2017

* The red line indicates the hypothetical downside threshold price with respect to Expedia, Inc. of $85.071, assuming the closing price on February 3, 2017 were the applicable initial share price.

Common Stock of Expedia, Inc.	High	Low	Dividends
2008
First Quarter	$28.74	$19.26	$0.00000
Second Quarter	$23.76	$17.29	$0.00000
Third Quarter	$18.91	$12.89	$0.00000
Fourth Quarter	$14.06	$5.69	$0.00000
2009
First Quarter	$9.37	$6.01	$0.00000
Second Quarter	$16.35	$8.80	$0.00000
Third Quarter	$23.44	$12.92	$0.00000
Fourth Quarter	$25.48	$21.09	$0.00000
2010
First Quarter	$24.39	$19.99	$0.14000
Second Quarter	$23.98	$17.66	$0.14000
Third Quarter	$27.88	$17.24	$0.14000
Fourth Quarter	$27.41	$23.60	$0.14000
2011
First Quarter	$25.67	$18.51	$0.14000
Second Quarter	$27.26	$20.94	$0.14000
Third Quarter	$29.80	$24.22	$0.14000
Fourth Quarter	$30.07	$22.86	$0.14000
2012
First Quarter	$35.44	$28.63	$0.09000
Second Quarter	$50.05	$31.18	$0.09000
Third Quarter	$59.40	$44.06	$0.13000
Fourth Quarter	$61.86	$51.33	$0.65000
2013
First Quarter	$67.50	$60.01	$0.13000
Second Quarter	$65.02	$54.96	$0.13000
Third Quarter	$65.52	$45.70	$0.15000
Fourth Quarter	$69.66	$47.89	$0.15000

February 2017	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

2014
First Quarter	$79.99	$63.27	$0.15000
Second Quarter	$80.35	$68.44	$0.15000
Third Quarter	$88.40	$77.40	$0.18000
Fourth Quarter	$91.35	$74.10	$0.18000
2015
First Quarter	$95.91	$77.87	$0.18000
Second Quarter	$113.00	$94.17	$0.18000
Third Quarter	$128.83	$104.55	$0.24000
Fourth Quarter	$137.31	$119.92	$0.24000
2016
First Quarter	$120.80	$91.53	$0.24000
Second Quarter	$116.52	$98.44	$0.24000
Third Quarter	$119.27	$105.93	$0.26000
Fourth Quarter	$131.64	$113.28	$0.26000
2017
First Quarter (through February 3, 2017)	$122.00	$112.44	$0.00000

The closing price of the common stock of Expedia, Inc. on February 3, 2017 was $121.53.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Expedia, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Expedia, Inc.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a security as a put option (the “Put Option”) written by you with respect to the underlying shares, secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”). In the opinion of our tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our tax counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Under this treatment:

•	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

We will specify in the final pricing supplement the portion of each coupon payment that we will allocate to interest on the Deposit and to Put Premium, respectively.

Assuming the treatment of a security as a Put Option and a Deposit is respected, amounts treated as interest on the Deposit should be taxed as ordinary interest income, while the Put Premium should not be taken into account prior to maturity or disposition of the securities. See “United States Federal Tax Considerations—Tax Consequences to U.S. Holders” in the accompanying product supplement.

Subject to the discussions below under “Possible Withholding Under Section 871(m) of the Code” and in the section of the accompanying product supplement entitled “United States Federal Tax Considerations,” if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, under current law you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

February 2017	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

Possible Withholding Under Section 871(m) of the Code. As discussed under “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt financial instruments issued in 2017 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our tax counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to an underlier, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be supplemented and superseded in the final pricing supplement or as may otherwise be updated by us in writing from time to time. Non-U.S. Holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

While we currently do not intend to withhold on payments on the securities to Non-U.S. Holders (subject to compliance with the applicable certification requirements and the discussions in the accompanying product supplement regarding “FATCA”), in light of the uncertain treatment of the securities other persons having withholding or information reporting responsibility in respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%. Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the securities. We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $28.75 for each $1,000 security sold in this offering. CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $28.75 for each $1,000 security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of any of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate.

February 2017	PS-17

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

February 2017	PS-18

Citigroup Global Markets Holdings Inc.
Autocallable Equity Linked Securities Based on the Worst Performing of the Common Stock of FedEx Corporation, the Common Stock of Amazon.com, Inc., the Class A Common Stock of Swift Transportation Company and the Common Stock of Expedia, Inc. Due February-----, 2018

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

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February 2017	PS-19